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                                                                      Exhibit 11


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our reports with respect to Wanger U.S. Small Cap Advisor and Wanger International Small Cap Advisor dated January 31, 1997 in the Registration Statement of Wanger Advisors Trust on
Form N-1A filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 5 to the Registration Statement under the Securities Act of 1933 (File No. 33-83548) and in this Amendment No. 6 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-8748).



                                                      /s/ ERNST & YOUNG LLP


Chicago, Illinois
November 3, 1997